UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2025

GOLUB CAPITAL PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY	10106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 19, 2025, Golub Capital Private Credit Fund (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) by and among the Company, GC Advisors LLC, and Golub Capital LLC, on the one hand, and Wells Fargo Securities, LLC, Mizuho Securities USA LLC, Natixis Securities Americas LLC, and SMBC Nikko Securities America, Inc., as representatives of the several initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), on the other hand, in connection with the issuance and sale of $500.0 million aggregate principal amount of the Company’s 5.875% notes due 2030 (the “Notes” and the issuance and sale of the Notes, the “Offering”). The Purchase Agreement provided for the Notes to be issued to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for initial resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Company relied upon these exemptions from registration based in part on representations made by the Initial Purchasers. The Purchase Agreement also includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make in respect of those liabilities. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The net proceeds from the sale of the Notes were approximately $488.1 million, based on an offering price of 98.834% per Note, after deducting the fees paid to the Initial Purchasers and estimated offering expenses of approximately $6.1 million, each payable by the Company. The Company intends to use the net proceeds from the Offering primarily to repay outstanding indebtedness under the senior secured revolving credit facility with Sumitomo Mitsui Banking Corporation (the “SMBC Credit Facility”). However, the Company may reborrow under the SMBC Credit Facility for general corporate purposes, which may include investing in portfolio companies in accordance with the Company’s investment strategy. The transaction closed on February 24, 2025.

The Notes were issued pursuant to an Indenture, dated as of September 12, 2024 (the “Base Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and a Second Supplemental Indenture, dated as of February 24, 2025 (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee. The Notes will mature on May 1, 2030 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 5.875% per year payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2025. The Notes are the Company’s general unsecured obligations that rank senior in right of payment to all of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes rank equally in right of payment with all of the Company’s existing and future senior liabilities that are not so subordinated, effectively junior to all of the Company’s existing and future secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended (the “1940 Act”), as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any relief granted to the Company by the Securities and Exchange Commission (the “SEC”) and (ii) provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, if a change of control repurchase event, as defined in the Indenture, occurs prior to maturity, holders of the Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

The description above is only a summary of the material provisions of the Purchase Agreement, the Base Indenture, the Second Supplemental Indenture, and the Notes and is qualified in its entirety by reference to a copy of the Base Indenture, Second Supplemental Indenture, and the form of global note representing the Notes, each filed or incorporated by reference as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Registration Rights Agreement

In connection with the Offering, the Company entered into a Registration Rights Agreement, dated as of February 24, 2025 (the “Registration Rights Agreement”), with Wells Fargo Securities, LLC, Mizuho Securities USA LLC, Natixis Securities Americas LLC and SMBC Nikko Securities America, Inc., as representatives of the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company is obligated to file with the SEC a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the Notes. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

The description above is only a summary of the material provisions of the Registration Rights Agreement and is qualified in its entirety by reference to a copy of the Registration Rights Agreement, filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of September 12, 2024, by and between Golub Capital Private Credit Fund and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on September 13, 2024).

4.2	Second Supplemental Indenture, dated as of February 24, 2025, by and between Golub Capital Private Credit Fund and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of Global Note with respect to 5.875% notes due 2030 sold in reliance on Rule 144A under the Securities Act (Incorporated by Reference to Exhibit 4.2 hereto).

4.4	Form of Global Note with respect to 5.875% notes due 2030 sold in reliance on Regulation S under the Securities Act (Incorporated by Reference to Exhibit 4.2 hereto).

4.5	Registration Rights Agreement, dated as of February 24, 2025, by and among Golub Capital Private Credit Fund and Wells Fargo Securities, LLC, Mizuho Securities USA LLC, Natixis Securities Americas LLC and SMBC Nikko Securities America, Inc., as representatives of the Initial Purchasers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital Private Credit Fund

Date: February 24, 2025	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer and Treasurer